UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2020

Immune Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Florida	000-54933	59-3226705
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2431 Aloma Ave #124 Winter Park, FL 32792
(Address of principal executive offices)

888-613-8802

(Issuer’s telephone number)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OTCMKTS	IMUN

ITEM 7.01 Regulation Fair Disclosure

Effective as of March 17, 2020, the Immune Therapeutics, Inc., a Florida Company signed a binding letter of intent with a private company Cytocom, Inc that sets forth the preliminary terms and conditions of a potential collaboration agreement for the development of Lodonal™ and IRT-101 for use against COVID-19.

ITEM 8.01. OTHER EVENTS

On March 20, 2020 Immune Therapeutics, Inc. issued a press release announcing a letter of intent that was signed with Cytocom, Inc. to develop Lodonal™ and other drugs for COVID-19. Immune Therapeutics and Cytocom are planning to work with federal agencies to seek fast-track approval using Lodonal™ as a way to prevent or treat COVID-19 in high-risk groups who are infected with 2019-nCoV at clinical research centers across the country. IMUN is currently designing studies using Lodonal™ and IRT-101 as a monotherapy or in conjunction with other potential treatments.

The press release also stated that the Company is in the process of finalizing its development program for ITX401 for pancreatic cancer and that the Company anticipates submitting a request in April for a Type C meeting with the FDA to discuss the phase III clinical program for ITX401 treatment of pancreatic cancer. IMUN also expects to initiate testing on the use of Lodonal™ and ITX401 with other approved cancer drugs like Keytruda® and Opvido® in partnership with CYTO to determine the probability of enhancing the safety and efficacy of these already approved cancer drugs.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits	Item
	10.1	Letter of Intent dated March 17, 2020
	99.1	Press release dated March 20, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Immune Therapeutics Inc

(Registrant)

By:	/s/ Michael K Handley
Michael K. Handley
Chief Executive Officer

Date:	March 20, 2020